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                                     PROXY

                        FIRST NATIONAL BANK OF PONTOTOC
                           MONDAY, SEPTEMBER 29, 1997
                        SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby constitutes and appoints Alvin Ashmore and DeVan Dallas, or either of them, the proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of First National Bank of Pontotoc (the "Bank") that the undersigned is entitled to vote at the special meeting of the shareholders of the Bank to be held on Monday, September 29, 1997, and at any and all adjournments thereof.

1. A proposal to approve a Plan of Reorganization and Agreement of Merger (the "Plan") pursuant to which, among other things: (i) Pontotoc BancShares Corp., a Mississippi corporation (the "Company"), will become the holding company of the Bank as further described in the accompanying proxy statement; (ii) on the effective date of the Plan, each outstanding share of common stock of the Bank (other than shares of common stock of the Bank already owned by the Company) will be converted into 10 shares of common stock of the Company; and (iii) the persons listed as directors of the Company in the accompanying proxy statement will serve as directors until the Company's 1998 annual meeting of shareholders.

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

2. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                     THIS PROXY WILL BE VOTED AS SPECIFIED.
       IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR
                             APPROVAL OF THE PLAN.

  Please date and sign EXACTLY as the name or names appear on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized person. If a partnership, please sign in partnership name by the authorized person(s).

Dated:_______ , 1997

                                   ____________________________________________
                                             Signature of Shareholder

                                   ____________________________________________
                                            (Capacity, if applicable)

________________________________   ____________________________________________
  Please Print Name(s)                     Signature (if jointly owned)

              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY TO THE
                   BANK PROMPTLY USING THE ENCLOSED ENVELOPE.